Exhibit 99.1

Hudson Pacific Properties’ Stockholders Approve Issuance of Shares in Equity Office Properties’ San Francisco Peninsula and Silicon Valley Portfolio Acquisition

Los Angeles, March 5, 2015 - Hudson Pacific Properties, Inc. (“Hudson” or the “Company”) (NYSE: HPP) announced that, at a special meeting held earlier today, its stockholders approved the issuance of an aggregate amount of 63,474,791 shares of Hudson common stock and common units of limited partnership interest in Hudson Pacific Properties, L.P., a Maryland subsidiary of Hudson (the “Operating Partnership”), to certain affiliates of The Blackstone Group L.P. in connection with the proposed acquisition by Hudson and the Operating Partnership of a portfolio of 26 office buildings and two land parcels located in the San Francisco Peninsula and Silicon Valley (the “EOP Northern California Portfolio”).

Hudson agreed to acquire the EOP Northern California Portfolio pursuant to a definitive purchase agreement dated as of December 6, 2014. The transaction is expected to close by the end of first quarter, subject to satisfaction of all remaining closing conditions. In addition to the common shares and common units mentioned above, Hudson intends to fund the acquisition with $1.75 billion of cash, consisting of net proceeds from the Company’s 1455 Market Street joint venture transaction, pending First Financial disposition, recent equity offering (after repayment of the Company’s revolving credit facility) and approximately $1.3 billion of secured and/or unsecured indebtedness.

About Hudson Pacific Properties
Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. The Company’s portfolio currently consists of approximately 6.8 million square feet, not including undeveloped land that can support approximately another 1.4 million square feet. Hudson has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, and is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, on March 2, 2015, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Media Contact:

Hudson Pacific Properties, Inc.
Laura Campbell
Director, Investor Relations
(310) 622-1702
lcampbell@hudsonppi.com